                                                                   EXHIBIT 99(C)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

              MERCK PUERTO RICO EMPLOYEE SAVINGS AND SECURITY PLAN
                            (FULL TITLE OF THE PLAN)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE
            PLAN AND THE ADDRESS OF ITS PRINCIPAL EXECUTIVE OFFICE)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck Sharp & Dohme Quimica de Puerto Rico, Inc. and
Merck Sharp & Dohme (I.A.) Corp.:

     We have audited the accompanying statements of net assets available for benefits of the Merck Puerto Rico Employee Savings and Security Plan (the "Plan") as of December 31, 1998 and 1997 and the related statement of changes in net assets available for benefits for the year ended December 31, 1998. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in its net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  ARTHUR ANDERSEN LLP

San Juan, Puerto Rico
May 9, 1999

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                       MERCK COMMON STOCK FUND
                                                                   --------------------------------
                                                                   (NON-PARTICIPANT   (PARTICIPANT    T. ROWE PRICE    FIDELITY
                                                                    DIRECTED: SEE     DIRECTED: SEE     BLUE CHIP       EQUITY-
                                                        TOTAL          NOTE 1)           NOTE 1)       GROWTH FUND    INCOME FUND
                                                        -----      ----------------   -------------   -------------   -----------
DECEMBER 31, 1998
---------------------------------------------------                                                   -------------------------
Assets:
  Investments at market value......................  $33,769,371      $9,666,965       $19,533,155      $827,723      $    42,001
                                                     -----------      ----------       -----------      --------      -----------
  Receivables
    Employer's contribution........................       24,537           5,420            15,492           741              130
    Participants' contributions....................       85,652              --            74,861         3,173              161
    Accrued interest and dividends.................      107,220          34,234            69,159            --               --
                                                     -----------      ----------       -----------      --------      -----------
      Total receivables............................      217,409          39,654           159,512         3,914              291
                                                     -----------      ----------       -----------      --------      -----------
Net assets available for benefits..................  $33,986,780      $9,706,619       $19,692,667      $831,637      $    42,292
                                                     ===========      ==========       ===========      ========      ===========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                                   FIDELITY
                                                      VANGUARD     GROWTH &    T. ROWE PRICE   T. ROWE PRICE   EUROPACIFIC
                                                     U.S. GROWTH    INCOME      NEW INCOME        MID-CAP         GROWTH
                                                      PORTFOLIO    PORTFOLIO       FUND         GROWTH FUND        FUND
                                                     -----------   ---------   -------------   -------------   -----------
DECEMBER 31, 1998                                      (PARTICIPANT DIRECTED; SEE NOTE 1)
--------------------------------------------------------------------------------------------------------------------------
Assets:
  Investments at market value......................   $295,492     $539,595       $17,557        $171,008        $133,469
                                                      --------     --------       -------        --------        --------
  Receivables
    Employer's contribution........................        280          424            29             292             233
    Participants' contributions....................      1,133        2,068            67             656             512
    Accrued interest and dividends.................         --           --            --              --              --
                                                      --------     --------       -------        --------        --------
      Total receivables............................      1,413        2,492            96             948             745
                                                      --------     --------       -------        --------        --------
Net assets available for benefits..................   $296,905     $542,087       $17,653        $171,956        $134,214
                                                      ========     ========       =======        ========        ========

                                                     THE GEORGE    FIDELITY      SPARTAN      FIDELITY
                                                       PUTNAM     RETIREMENT   U.S. EQUITY   LOW-PRICED
                                                      FUND OF       MONEY         INDEX        STOCK
                                                      BOSTON A      MARKET        FUND          FUND
                                                     ----------   ----------   -----------   ----------
DECEMBER 31, 1998                                    (PARTICIPANT DIRECTED; SEE NOTE 1)
-------------------------------------------------------------------------------------------------------
Assets:
  Investments at market value......................   $159,288     $380,176     $201,400      $11,966
                                                      --------     --------     --------      -------
  Receivables
    Employer's contribution........................        184          927          132           56
    Participants' contributions....................        611        1,457          772           46
    Accrued interest and dividends.................         --           --           --           --
                                                      --------     --------     --------      -------
      Total receivables............................        795        2,384          904          102
                                                      --------     --------     --------      -------
Net assets available for benefits..................   $160,083     $382,560     $202,304      $12,068
                                                      ========     ========     ========      =======

                                                                               TEMPLETON
                                                       FRANKLIN      PUTNAM    DEVELOPING   T. ROWE PRICE
                                                       SMALL CAP     VOYAGER    MARKETS       DIVIDEND      PARTICIPANTS'
                                                     GROWTH FUND I   FUND A     TRUST I      GROWTH FUND    LOAN ACCOUNT
                                                     -------------   -------   ----------   -------------   -------------
DECEMBER 31, 1998
-------------------------------------------------------------------------------------------------------------------------
Assets:
  Investments at market value......................     $13,149      $12,196     $7,270        $2,729        $1,754,232
                                                        -------      -------     ------        ------        ----------
  Receivables
    Employer's contribution........................          74           71         27            25                --
    Participants' contributions....................          50           47         28            10                --
    Accrued interest and dividends.................          --           --         --            --             3,827
                                                        -------      -------     ------        ------        ----------
      Total receivables............................         124          118         55            35             3,827
                                                        -------      -------     ------        ------        ----------
Net assets available for benefits..................     $13,273      $12,314     $7,325        $2,764        $1,758,059
                                                        =======      =======     ======        ======        ==========

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                       MERCK COMMON STOCK FUND
                                                                   --------------------------------
                                                                   (NON-PARTICIPANT   (PARTICIPANT    T. ROWE PRICE    FIDELITY
                                                                    DIRECTED: SEE     DIRECTED: SEE     BLUE CHIP       EQUITY-
                                                        TOTAL          NOTE 1)           NOTE 1)       GROWTH FUND    INCOME FUND
                                                        -----      ----------------   -------------   -------------   -----------
DECEMBER 31, 1997
---------------------------------------------------                                                   -------------------------
Assets:
  Investments at market value......................  $24,835,401      $6,993,525       $13,976,782      $571,614      $   273,159
                                                     -----------      ----------       -----------      --------      -----------
  Receivables
    Employer's contribution........................        8,576           1,921             5,299           300               43
    Participants' contributions....................       30,065              --            26,206         1,072              512
    Accrued interest and dividends.................       88,376          29,067            58,086            --               --
                                                     -----------      ----------       -----------      --------      -----------
      Total receivables............................      127,017          30,988            89,591         1,372              555
                                                     -----------      ----------       -----------      --------      -----------
Net assets available for benefits..................  $24,962,418      $7,024,513       $14,066,373      $572,986      $   273,714
                                                     ===========      ==========       ===========      ========      ===========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                   FIDELITY
                                      VANGUARD     GROWTH &    T. ROWE PRICE    T. ROWE PRICE    EUROPACIFIC
                                    U.S. GROWTH    INCOME       NEW INCOME         MID-CAP          GROWTH
                                     PORTFOLIO    PORTFOLIO        FUND          GROWTH FUND         FUND
                                   ------------   ---------    -------------    -------------    -----------
                                     (PARTICIPANT DIRECTED; SEE NOTE 1)
                                   -----------------------------------------------------------------------------
Assets:
  Investments at market value ......  $112,653      $318,090        $11,848         $125,293         $90,947
                                      --------      --------        -------         --------         -------
  Receivables
    Employer's contribution ........        77           163              9              111              86
    Participants' contributions ....       211           596             22              235             171
    Accrued interest and dividends..        --            --             --               --              --
                                      --------      --------        -------         --------         -------
      Total receivables ............       288           759             31              346             257
                                      --------      --------        -------         --------         -------
Net assets available for benefits ..  $112,941      $318,849        $11,879         $125,639         $91,204
                                      ========      ========        =======         ========         =======

                                     THE GEORGE      FIDELITY       FIDELITY     SPARTAN       FIDELITY
                                       PUTNAM       RETIREMENT     RETIREMENT  U.S. EQUITY    LOW-PRICED
                                      FUND OF         MONEY        GOVERNMENT     INDEX         STOCK
                                      BOSTON A        MARKET      MONEY MARKET    FUND           FUND
                                     -----------    ----------    ------------ -----------    ----------

                                     -----------    -------------------------- -------------------------
Assets:
  Investments at market value ......    $133,881      $353,066        $  --       $58,343        $5,626
                                        --------      --------        -----       -------        ------
    Receivables
    Employer's contribution ........          77           412           --            51             9
    Participants' contributions ....         251           662           --           109            11
    Accrued interest and dividends..          --            --           --            --            --
                                        --------      --------        -----       -------        ------
       Total receivables ...........         328         1,074           --           160            20
                                        --------      --------        -----       -------        ------
Net assets available for benefits...    $134,209      $354,140        $  --       $58,503        $5,646
                                        ========      ========        =====       =======        ======

                                                            TEMPLETON
                                                            FRANKLIN       PUTNAM     DEVELOPING    T. ROWE PRICE
                                                            SMALL CAP      VOYAGER     MARKETS        DIVIDEND       PARTICIPANTS'
                                                          GROWTH FUND I    FUND A      TRUST I       GROWTH FUND     LOAN ACCOUNT
                                                          -------------    -------    ----------    -------------    -------------
                                                          ------------------------------------------------------------------------
Assets:
  Investments at market value......................          $1,245         $800        $1,641           $--          $1,806,888
                                                             ------         ----        ------           ---          ----------
  Receivables
    Employer's contribution........................               9            9            --            --                  --
    Participants' contributions....................               2            2             3            --                  --
    Accrued interest and dividends.................              --           --            --            --               1,223
                                                             ------         ----        ------           ---          ----------
      Total receivables............................              11           11             3            --               1,223
                                                             ------         ----        ------           ---          ----------
Net assets available for benefits..................          $1,256         $811        $1,644           $--          $1,808,111
                                                             ======         ====        ======           ===          ==========

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                           MERCK COMMON STOCK
                                                                                  FUND
                                                                      -----------------------------
                                                                          (NON-                                        FIDELITY
                                                                       PARTICIPANT    (PARTICIPANT    T. ROWE PRICE     EQUITY-
                                                                      DIRECTED; SEE   DIRECTED; SEE     BLUE CHIP       INCOME
                                                           TOTAL         NOTE 1)         NOTE 1)       GROWTH FUND       FUND
                                                        -----------   -------------   -------------   -------------   -----------
YEAR ENDED DECEMBER 31, 1998
------------------------------------------------------                                                -------------------------
Additions to net assets attributed to:
  Investment income (loss)
    Net appreciation(depreciation)
      in market value of investments..................  $ 8,347,916    $ 2,659,334     $ 5,333,097      $163,492       $ 14,471
    Interest..........................................      161,776         63,397          80,414         6,831            618
    Dividends.........................................      489,996        127,134         250,333        13,124          8,021
                                                        -----------    -----------     -----------      --------       --------
      Total investment income(loss)...................    8,999,688      2,849,865       5,663,844       183,447         23,110
                                                        -----------    -----------     -----------      --------       --------
  Contributions to the Plan
    By participants...................................    3,289,370             --       2,654,100       130,452         20,633
    By the employer...................................      934,413        918,911          10,193         1,153            710
                                                        -----------    -----------     -----------      --------       --------
      Total contributions.............................    4,223,783        918,911       2,664,293       131,605         21,343
                                                        -----------    -----------     -----------      --------       --------
      Total additions.................................   13,223,471      3,768,776       8,328,137       315,052         44,453
                                                        -----------    -----------     -----------      --------       --------
Deductions from net assets attributed to:
  Benefits paid to participants.......................   (4,357,447)    (1,155,046)     (2,792,099)      (47,016)       (29,788)
                                                        -----------    -----------     -----------      --------       --------
Transfers among funds and Plans:
  Net reallocations...................................      158,338         27,963         179,373       (15,040)      (246,175)
  Loans to participants...............................           --       (371,499)       (520,607)      (32,356)        (3,682)
  Loan repayments by participants.....................           --        411,912         431,490        38,011          3,770
                                                        -----------    -----------     -----------      --------       --------
      Net transfers among funds and Plans.............      158,338         68,376          90,256        (9,385)      (246,087)
                                                        -----------    -----------     -----------      --------       --------
      Total deductions and net transfers
        among funds and Plans.........................   (4,199,109)    (1,086,670)     (2,701,843)      (56,401)      (275,875)
                                                        -----------    -----------     -----------      --------       --------
        Net increase(decrease)........................    9,024,362      2,682,106       5,626,294       258,651       (231,422)
Net assets available for benefits
        Beginning of year.............................   24,962,418      7,024,513      14,066,373       572,986        273,714
                                                        -----------    -----------     -----------      --------       --------
        End of year...................................  $33,986,780    $ 9,706,619     $19,692,667      $831,637       $ 42,292
                                                        ===========    ===========     ===========      ========       ========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                             FIDELITY
                                                VANGUARD     GROWTH &    T. ROWE PRICE   T. ROWE PRICE   EUROPACIFIC
                                               U.S. GROWTH    INCOME      NEW INCOME        MID-CAP        GROWTH
                                                PORTFOLIO    PORTFOLIO       FUND         GROWTH FUND       FUND
                                               -----------   ---------   -------------   -------------   -----------
    YEAR ENDED DECEMBER 31, 1998                  (PARTICIPANT DIRECTED; SEE NOTE 1)
-----------------------------------------------------------------------------------------------------------------------
Additions to net assets attributed to:
  Investment income (loss)
    Net appreciation(depreciation)
      in market value of investments.......     $ 40,564     $ 77,601       $  (476)       $ 26,525       $  8,931
    Interest...............................          764        2,987           141           1,497          1,181
    Dividends..............................       18,090       24,768         1,174           3,620          6,724
                                                --------     --------       -------        --------       --------
      Total investment income(loss)........       59,418      105,356           839          31,642         16,836
                                                --------     --------       -------        --------       --------
  Contributions to the Plan
    By participants........................       42,170       81,910         5,590          50,969         37,307
    By the employer........................          203          723            20             181            767
                                                --------     --------       -------        --------       --------
      Total contributions..................       42,373       82,633         5,610          51,150         38,074
                                                --------     --------       -------        --------       --------
      Total additions......................      101,791      187,989         6,449          82,792         54,910
                                                --------     --------       -------        --------       --------
Deductions from net assets attributed to:
  Benefits paid to participants............       (8,316)     (59,106)       (1,696)        (25,663)       (11,738)
                                                --------     --------       -------        --------       --------
Transfers among funds and Plans:
  Net reallocations........................       89,657       80,154           452         (10,822)        (4,743)
  Loans to participants....................       (2,475)     (10,507)           --          (4,988)          (992)
  Loan repayments by participants..........        3,307       24,708           569           4,998          5,573
                                                --------     --------       -------        --------       --------
      Net transfers among funds and Plans..       90,489       94,355         1,021         (10,812)          (162)
                                                --------     --------       -------        --------       --------
      Total deductions and net transfers
        among funds and Plans..............       82,173       35,249          (675)        (36,475)       (11,900)
                                                --------     --------       -------        --------       --------
        Net increase(decrease).............      183,964      223,238         5,774          46,317         43,010
Net assets available for benefits
        Beginning of year..................      112,941      318,849        11,879         125,639         91,204
                                                --------     --------       -------        --------       --------
        End of year........................     $296,905     $542,087       $17,653        $171,956       $134,214
                                                ========     ========       =======        ========       ========

                                                 THE GEORGE     FIDELITY      SPARTAN      FIDELITY
                                                   PUTNAM      RETIREMENT   U.S. EQUITY   LOW-PRICED
                                                  FUND OF        MONEY         INDEX        STOCK
                                                  BOSTON A       MARKET        FUND          FUND
                                                 -----------   ----------   -----------   ----------
   YEAR ENDED DECEMBER 31, 1998                                 (PARTICIPANT DIRECTED; SEE NOTE 1)
----------------------------------------------------------------------------------------------------
Additions to net assets attributed to:
  Investment income (loss)
    Net appreciation(depreciation)
      in market value of investments.......       $    111      $     --     $ 23,845      $  (555)
    Interest...............................          1,308         2,213          198           17
    Dividends..............................         14,561        18,546        1,961          758
                                                  --------      --------     --------      -------
      Total investment income(loss)........         15,980        20,759       26,004          220
                                                  --------      --------     --------      -------
  Contributions to the Plan
    By participants........................         29,698       174,666       25,701        7,141
    By the employer........................            107           515          704           47
                                                  --------      --------     --------      -------
      Total contributions..................         29,805       175,181       26,405        7,188
                                                  --------      --------     --------      -------
      Total additions......................         45,785       195,940       52,409        7,408
                                                  --------      --------     --------      -------
Deductions from net assets attributed to:
  Benefits paid to participants............        (13,450)     (137,470)     (16,602)      (1,175)
                                                  --------      --------     --------      -------
Transfers among funds and Plans:
  Net reallocations........................         (6,696)      (22,655)     106,895      $    --
  Loans to participants....................         (4,011)      (17,586)        (433)         (82)
  Loan repayments by participants..........          4,246        10,191        1,532          271
                                                  --------      --------     --------      -------
      Net transfers among funds and Plans..         (6,461)      (30,050)     107,994          189
                                                  --------      --------     --------      -------
      Total deductions and net transfers
        among funds and Plans..............        (19,911)     (167,520)      91,392         (986)
                                                  --------      --------     --------      -------
        Net increase(decrease).............         25,874        28,420      143,801        6,422
Net assets available for benefits
        Beginning of year..................        134,209       354,140       58,503        5,646
                                                  --------      --------     --------      -------
        End of year........................       $160,083      $382,560     $202,304      $12,068
                                                  ========      ========     ========      =======

                                                                             TEMPLETON
                                                  FRANKLIN      PUTNAM       DEVELOPING   T. ROWE PRICE
                                                  SMALL CAP     VOYAGER       MARKETS       DIVIDEND      PARTICIPANTS'
                                                GROWTH FUND I   FUND A        TRUST I      GROWTH FUND    LOAN ACCOUNT
 YEAR ENDED DECEMBER 31, 1998                   -------------   -------      ----------   -------------   -------------
-------------------------------------------------------------------------------------------------------------------------
Additions to net assets attributed to:
  Investment income (loss)
    Net appreciation(depreciation)
      in market value of investments.......     $   725         $   928       $ (795)       $  118        $       --
    Interest...............................          43              55          112            --                --
    Dividends..............................         186             808          109            79                --
                                                -------         -------       ------        ------        ----------
      Total investment income(loss)........         954           1,791         (574)          197                --
                                                -------         -------       ------        ------        ----------
  Contributions to the Plan
    By participants........................      11,433          10,379        4,679         2,542                --
    By the employer........................          65              62           27            25                --
                                                -------         -------       ------        ------        ----------
      Total contributions..................      11,498          10,441        4,706         2,567                --
                                                -------         -------       ------        ------        ----------
      Total additions......................      12,452          12,232        4,132         2,764                --
                                                -------         -------       ------        ------        ----------
Deductions from net assets attributed to:
  Benefits paid to participants............        (802)           (931)        (192)           --           (56,357)
                                                -------         -------       ------        ------        ----------
Transfers among funds and Plans:
  Net reallocations........................         206              --        1,080            --           (21,311)
  Loans to participants....................          --            (170)        (112)           --           969,500
  Loan repayments by participants..........         161             372          773            --          (941,884)
                                                -------         -------       ------        ------        ----------
      Net transfers among funds and Plans..         367             202        1,741            --             6,305
                                                -------         -------       ------        ------        ----------
      Total deductions and net transfers
        among funds and Plans..............        (435)           (729)       1,549            --           (50,052)
                                                -------         -------       ------        ------        ----------
        Net increase(decrease).............      12,017          11,503        5,681         2,764           (50,052)
Net assets available for benefits
        Beginning of year..................       1,256             811        1,644            --         1,808,111
                                                -------         -------       ------        ------        ----------
        End of year........................     $13,273         $12,314       $7,325        $2,764        $1,758,059
                                                =======         =======       ======        ======        ==========

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                         NOTES TO FINANCIAL STATEMENTS

 1. DESCRIPTION OF THE PLAN:

     The Merck Puerto Rico Employee Savings and Security Plan (the "Plan") is a profit sharing plan designed to provide an opportunity for employees of Merck Sharp & Dohme Quimica de Puerto Rico, Inc. and Merck Sharp & Dohme (I.A.) Corp. (the "Companies") to become stockholders of Merck & Co., Inc. ("Merck") and to encourage them to save on a regular basis by setting aside part of their earnings. Regular full-time and part-time employees of the Companies, as defined in the Plan document, who have completed at least one year of employment and are not covered by a collective bargaining agreement, are eligible to enroll in the Plan.

     The Plan is administered by the Employee Benefits Committee appointed by the President of the Companies. All costs of administering the Plan are borne by the Companies.

     Participants should refer to the Summary Plan Description for a complete description of benefits provided.

     The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

     CONTRIBUTIONS

     Participants may contribute from 2% up to 15% of their base pay, provided that pre-tax contributions shall not exceed 10% of base compensation. In addition, the Companies match 50% of employee contributions up to 5% of base pay per pay period. The Companies' matching contributions are invested entirely in the Merck Common Stock Fund (Non-participant directed) and may not be reallocated into any other investment option.

     INVESTMENT OPTIONS

     Participants direct the investment of their contributions into any investment option including the Merck Common Stock Fund (Participant directed). Participants should refer to each investment fund's prospectus for a more complete description of the risks and strategies associated with each fund. Participants may change their investment options daily. The following is a brief description of each option:

     Merck Common Stock Fund

     The Merck Common Stock Fund invests primarily in Merck common stock and a small portion of money market instruments for liquidity. This liquidity allows for daily trading in the fund. Ownership is measured in units rather than shares. An investment in this option allows the participant to become a stockholder and part owner of Merck. The value of the investment can go up or down depending on general factors affecting the stock market and specific factors affecting Merck's business. This is neither a mutual fund nor a diversified or managed investment option. Investing in a non-diversified single stock involves more investment risk than investing in a diversified fund.

     T. Rowe Price Blue Chip Growth Fund

     The T. Rowe Price Blue Chip Growth Fund seeks to provide long-term growth of capital. The fund invests primarily (at least 65% of its assets) in common stocks of large and medium-sized blue chip companies that have the potential for above-average earnings growth and are well established in their respective industries. The fund may also invest in convertible stocks and bonds, preferred stocks, bonds and warrants. Up

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

to 20% of assets (excluding reserves) may be invested in foreign securities, which may be subject to currency risks and political and sovereign risks of the home country.

     Fidelity Equity-Income Fund

     Funds are invested in income-producing equity securities. Normally, at least 65% of the fund's assets will be invested in income producing equity securities. The fund has the flexibility to invest the balance in all types of domestic and foreign securities, including bonds.

     Vanguard U.S. Growth Portfolio

     The Vanguard U.S. Growth Portfolio seeks to provide long-term capital growth by investing in equity securities of large, established U.S. companies that have good growth records, strong market positions and have exhibited long-term financial strength to provide potential long-term growth.

     Fidelity Growth & Income Portfolio

     Funds are invested primarily in U.S. and foreign stocks, focusing on those that pay current dividends and offer potential growth of earnings such as common stocks, convertible securities, preferred stocks and warrants.

     T. Rowe Price New Income Fund

     The T. Rowe Price New Income Fund is a bond fund that seeks to provide the highest level of income consistent with preservation of capital by purchasing securities that have been rated as investment-grade by Standard & Poor's, Moody's or Fitch Investor Services. The fund invests at least 80% of its assets in income-producing investment-grade debt securities including U.S. government and agency securities, corporate bonds, bank obligations and utilities. The fund's dollar-weighted average maturity is generally expected to be between four and fifteen years.

     T. Rowe Price Mid-Cap Growth Fund

     The T. Rowe Price Mid-Cap Growth Fund seeks to provide long-term capital appreciation by investing primarily in the stock of medium-sized (mid-cap) growth companies that offer the potential for above-average earnings growth. The fund focuses on companies that are no longer considered new or emerging, but are well-established. It may also invest in convertible securities, warrants and foreign securities, which are subject to greater risks.

     EuroPacific Growth Fund

     This fund seeks long-term capital growth by investing primarily in securities of companies outside the United States. Normally, at least 65% of the fund's total assets will be invested in Europe or the Pacific Basin. The Pacific Basin is generally defined as those countries bordering the Pacific Ocean and includes, but is not limited to Australia, Canada, Japan, Malaysia and Singapore. The fund may also invest in convertible securities, debt and government securities and preferred stock. Foreign investments, especially in developing countries, involve greater risks and may offer greater potential.

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     The George Putnam Fund of Boston A

     This fund seeks to provide a balanced investment comprised of a well-diversified portfolio of stocks and bonds that will produce both capital growth and current income. Normally, no more than 75% of the fund's assets will be invested in common stocks and convertible securities.

     Fidelity Retirement Money Market

     Funds are invested in high-quality U.S. dollar-denominated money market instruments of U.S. and foreign issuers. Normally, the fund intends to invest more than 25% of its total assets in obligations of institutions in the financial services industry.

     Spartan U.S. Equity Index Fund

     This fund seeks to provide results that correspond to the total return performance of common stocks traded in the United States. Funds are primarily invested in securities of the companies which comprise the S&P 500 Index.

     Fidelity Low-Priced Stock Fund

     This fund seeks capital appreciation by investing mainly in low-priced domestic and foreign common stocks ($35 or less at time of purchase). Foreign securities may involve a higher degree of risk. This fund charges a redemption fee to discourage short-term buying and selling of fund shares. If fund shares are sold after being held for less than 90 days, the fund will deduct a redemption fee from participants' accounts equal to 1.5% of the value of the shares sold.

     Franklin Small Cap Growth Fund I

     This fund seeks long-term capital growth by investing primarily in stocks of companies with market capitalization of less than $1.5 billion at the time of the investment. Although the fund's assets are invested primarily in small companies, it may invest up to 35% of its total assets in larger capitalized companies with strong growth potential, in relatively well-known larger companies in mature industries with potential for capital appreciation, and in corporate debt securities, including bonds, notes and debentures if deemed appropriate. The fund may also invest up to 25% of its total assets in foreign securities, which may involve greater risks.

     Effective January 1, 1999, the Franklin Small Cap Growth Fund I shares were changed to Class A.

     Putnam Voyager Fund A

     This fund seeks capital appreciation by investing primarily in common stocks of companies that have potential for capital appreciation which is significantly greater than that of the market averages. The fund may also invest in convertible bonds, convertible preferred stocks, warrants, preferred stocks, money market instruments and debt securities. The fund may invest up to 20% of its total assets in securities principally traded in foreign markets. Foreign securities are subject to currency, political, financial or sovereign risks of the issuer's home country.

     Templeton Developing Markets Trust I

     This fund seeks long-term capitalization by investing in equity securities of emerging market countries. The fund may invest up to 35% of its total assets in debt securities, including bonds, notes, debentures,

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

commercial paper, certificates of deposit, time deposits and bankers' acceptances. Foreign investments may involve greater risks.

     Effective January 1, 1999 the Templeton Developing Markets Trust I shares were changed to Class A.

     T. Rowe Price Dividend Growth Fund

     This fund seeks to provide increasing dividend income over time, long-term capital appreciation and reasonable current income through investments primarily in dividend-paying stocks. The fund may also invest in bonds and foreign securities.

     VESTING

     Participants are immediately vested in their contributions, all Companies' matching contributions, plus actual earnings thereon.

     PLAN TERMINATION

     Although they have not expressed any intent to do so, the Companies have the right under the Plan to discontinue contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974.

     PARTICIPANTS' LOAN ACCOUNT

     Participants may borrow from their account balances with interest charged at the prime rate plus 1%. Loan terms range from one to five years or up to thirty years for the purchase of a primary residence. The minimum loan is $500 and the maximum loan is the lesser of $50,000 less the highest outstanding loan balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan balance. Activity related to these borrowings is reflected in the Participants' Loan Account column of the financial statements.

     BENEFITS

     Participants are entitled to receive automatic, voluntary, in-service (which include hardship withdrawals), or mandatory distributions as provided in the applicable Plan provisions.

 2. SUMMARY OF ACCOUNTING POLICIES:

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Dividend income is recorded on the ex-dividend date. The net appreciation (depreciation) in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the statement of changes in net assets available for benefits.

     USE OF ESTIMATES

     The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments. Actual results could differ from these estimates.

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

 3. INCOME TAXES:

     The Plan obtained a tax determination letter from the Puerto Rico Department of Treasury on February 18, 1998 indicating that it had been designed in accordance with applicable sections of the Puerto Rico Internal Revenue Code of 1994 ("PRIRC"). The Plan sponsors believe that the Plan is designed and operated in compliance with the PRIRC. The Plan sponsors also believe that the Plan is designed and currently operated as a qualified plan under the United States Internal Revenue Code. The Plan has not been amended since its inception on July 1, 1997. A favorable determination letter was received from the Internal Revenue Service in November, 1998. Therefore, no provision for income taxes has been made.

 4. OTHER MATTERS:

     Net reallocations in 1998 of $158,338 consist of transfers between the Plan and the Merck & Co., Inc. Employee Savings and Security Plan for employees who changed their status during the year.

 5. PARTY-IN-INTEREST:

     All party-in-interest transactions are set forth on the attached schedules.

 6. PROHIBITED TRANSACTIONS:

     There were no prohibited transactions during 1998.

                                                           SCHEDULE I
                                                           EIN:  66-0288298
                                                           PLAN NO.:  061

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

          ITEM 27A -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1998

                                                                NUMBER OF
                                                             UNITS/SHARES AT
             NAME OF ISSUER AND TITLE OF ISSUE               CLOSE OF PERIOD         COST          CURRENT VALUE
             ---------------------------------               ---------------      -----------      -------------
Merck Common Stock Fund*....................................    1,160,425         $12,289,885       $29,200,120
T. Rowe Price Blue Chip Growth Fund.........................       27,050             633,492           827,723
Fidelity Equity Income Fund.................................          756              39,435            42,001
Vanguard U.S. Growth Portfolio..............................        7,882             254,117           295,492
Fidelity Growth & Income Portfolio..........................       11,771             458,751           539,595
T. Rowe Price New Income Fund...............................        1,993              17,803            17,557
T. Rowe Price Mid-Cap Growth Fund...........................        5,018             138,771           171,008
EuroPacific Growth Fund.....................................        4,700             133,508           133,469
The George Putnam Fund of Boston A..........................        8,830             160,765           159,288
Fidelity Retirement Money Market............................      380,175             380,175           380,176
Spartan U.S. Equity Index Fund..............................        4,581             175,925           201,400
Fidelity Low-Priced Stock Fund..............................          524              12,519            11,966
Franklin Small Cap Growth Fund 1............................          583              12,602            13,149
Putnam Voyager Fund A.......................................          557              11,292            12,196
Templeton Developing Markets Trust 1........................          706               8,415             7,270
T. Rowe Price Dividend Growth Fund..........................          124               2,611             2,729
Participants' Loan Account (with interest rates ranging from
  9.5% to 9.5%).............................................           --           1,754,232         1,754,232
                                                                                  -----------       -----------
        Total Investments...................................                      $16,484,298       $33,769,371
                                                                                  ===========       ===========

---------------
* Denotes a party-in-interest to the Plan.

                                                           SCHEDULE II
                                                           EIN:  66-0288298
                                                           PLAN NO.:  061

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

               ITEM 27D -- SCHEDULE OF REPORTABLE TRANSACTIONS(A)

                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                                                                  CURRENT
                                                                                                   VALUE
                                                        PURCHASE     SELLING      COST OF       OF ASSETS ON
IDENTITY OF PARTY INVOLVED AND DESCRIPTION OF ASSETS     PRICE        PRICE        ASSET      TRANSACTION DATE    NET GAIN
----------------------------------------------------   ----------   ----------   ----------   ----------------   ----------
Merck Common Stock Fund*
    135 purchase transactions.....................     $5,103,922   $       --   $5,103,922      $5,103,922      $       --
     64 sales transactions........................             --    4,869,142    2,881,161       4,869,142       1,987,981

---------------
(a) Reportable transactions are transactions that, individually or in the aggregate, exceed 5% of the Plan's net assets as of the beginning of the Plan year.

*Denotes a party-in-interest to the Plan.
>

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 9, 1999 included in the financial statements and exhibits required by Form 11-K Annual Report for the Merck Puerto Rico Employee Savings and Security Plan into the previously filed Registration Statements of Merck & Co., Inc. on Form S-8 (Nos. 33-21087, 33-21088, 33-36101,
33-40177, 33-51235, 33-53463, 33-64273, 33-64665, 333-23293 and 333-23295), on
Form S-4 (No. 33-50667) and on Form S-3 (Nos. 33-60322, 33-39349, 33-51785,
33-57421, 333-17045, 333-36383 and 333-77569). It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

San Juan, Puerto Rico
June 10, 1999